13D
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CUSIP NO. 560345 30 8                                        Page 10 of 10 Pages
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                                  EXHIBIT 7(1)

                             JOINT FILING AGREEMENT


     John F. Antioco, The Antioco Management LLC, and Antioco Limited Partnership each hereby agrees that this Amendment No. 3 to Schedule 13D filed herewith and any amendments thereto relating to the acquisition of shares of Common Stock and other securities of Main Street and Main Incorporation is filed jointly on behalf of such person.


Date: April 12, 2000            /s/ John F. Antioco
                                ------------------------------------------------
                                John F. Antioco



Date: April 12, 2000            The Antioco Management LLC


                                /s/ John F. Antioco
                                ------------------------------------------------
                                By:  John F. Antioco
                                Its: Managing Member



Date: April 12, 2000            Antioco Limited Partnership
                                By:  The Antioco Management LLC, General Partner


                                /s/ John F. Antioco
                                ------------------------------------------------
                                By:  John F. Antioco
                                Its: Managing Member